                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 16, 2002

                              PHARMACIA CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                     1-2516                 43-0420020
(State or Other Jurisdiction        (Commission             (IRS Employer
     of Incorporation)              File Number)          Identification No.)

100 Route 206 North, Peapack, New Jersey                        07977
(Address of Principal Executive Office)                       (Zip Code)

                                  908-901-8000
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                       N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.

Pursuant to existing agreements, the company had rights from Sanofi-Synthelabo, Inc. (Sanofi) to manufacture, sell and market two products in North America:
AMBIEN and KERLONE. AMBIEN is a prescription medicine used in the treatment of sleep disorders including insomnia. KERLONE, also a prescription medicine, is used in the treatment of hypertension and cardiovascular disease. Sales of AMBIEN and KERLONE, included in the company's results, were $902 million and $5 million for the year ended December 31, 2001, respectively.

From inception of the agreements until December 31, 2001, Pharmacia recorded the sales and expenses of the products and similarly recorded any related assets and liabilities. At December 31, 2001, the company relinquished control over the products to Sanofi and accordingly Pharmacia deconsolidated the related operating assets and liabilities. Additionally, the company ceased recording sales and expenses of AMBIEN and KERLONE as of January 1, 2002.

On April 16, 2002, Sanofi exercised its right to acquire all rights to the products in North America in accordance with the agreements. In connection with such acquisition, the company received a payment of $671 million for its interest. The cash is reflected on the following pro forma consolidated balance sheet, but the portion representing the gain on sale is not included in the pro forma consolidated statement of earnings due to its nonrecurring nature. In the second quarter of 2002, the company plans to record the gain resulting from this payment under the caption of "All other, net" on the company's consolidated statement of earnings.

The following pro forma consolidated balance sheet and pro forma consolidated statement of earnings and the related explanatory notes reflect the impact of this transaction on the company's reported results as of and for the year ended December 31, 2001. The pro forma consolidated balance sheet reflects the transaction as if it were consummated at December 31, 2001. Accordingly, the adjustments to those balances give effect to all events that are directly attributable to the transaction regardless of whether they have a continuing impact or are nonrecurring. The pro forma consolidated statement of earnings reflects the transaction as if it were consummated at January 1, 2001, the beginning of the company's last fiscal year. All amounts of income and expense that are expected to have a continuing impact on the company are reflected as adjustments. Amounts that are not expected to have a continuing impact on the company's results will not be adjusted. The notes that follow the pro forma consolidated balance sheet and pro forma consolidated statement of earnings provide further explanation of the adjustment amounts as appropriate.

The unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statement of earnings and the related explanatory notes should be read in conjunction with the historical consolidated financial statements and notes thereto and other information included in Pharmacia's 2001 Annual Report to Shareholders, which is incorporated by reference into Pharmacia's Annual Report on Form 10-K for 2001. The unaudited pro forma information presented below is for illustrative purposes only and is not necessarily indicative of the results of operations or financial position that would have actually occurred if the transaction had been consummated on the dates indicated or that may be obtained in the future.

                              PHARMACIA CORPORATION
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2001
                              (DOLLARS IN MILLIONS)

                                                                Pharmacia        Pro Forma
                                                                 Actual         Adjustments   Pro Forma
-------------------------------------------------------------------------------------------------------------
Cash and cash equivalents                                       $ 1,276        A   $ 536      $ 1,812
Short-term investments                                              119               --          119
Short-term notes receivable-Monsanto                                254               --          254
Trade accounts receivables, net                                   2,434               --        2,434
Inventories                                                       1,684               --        1,684
Deferred income taxes                                               932               --          932
Receivables-Monsanto                                                 87               --           87
Other                                                               880               --          880
------------------------------------------------------------------------------------------------------------
Total Current Assets                                              7,666              536        8,202

Long-term investments                                               288               --          288

Properties, net                                                   4,875               --        4,875

Goodwill, net of accumulated amortization                         1,059               --        1,059
Other intangible assets, net of accumulated amortization            444               --          444
Other noncurrent assets                                           1,729               --        1,729
Net assets of discontinued operations                             6,316               --        6,316
------------------------------------------------------------------------------------------------------------
Total Assets                                                    $22,377            $ 536      $22,913

Short-term debt                                                 $   484            $  --      $   484
Short-term notes payable-Monsanto                                    30               --           30
Accounts payable                                                  1,048               --        1,048
Payables-Monsanto                                                    44               --           44
Compensation and compensated absences                               501               --          501
Dividends payable                                                   180               --          180
Income taxes payable                                                685        B     238          923
Other accrued liabilities                                         2,031        C    (128)       1,903
------------------------------------------------------------------------------------------------------------
Total Current Liabilities                                         5,003              110        5,113
Long-term debt                                                    2,612               --        2,612
Guarantee of ESOP debt                                              119               --          119
Postretirement benefit obligation                                   996               --          996
Deferred income taxes                                               143               --          143
Other noncurrent liabilities                                      1,114               --        1,114
------------------------------------------------------------------------------------------------------------
Total Liabilities                                                 9,987              110       10,097
------------------------------------------------------------------------------------------------------------
Preferred stock                                                     258               --          258
Common stock                                                      2,970               --        2,970
Capital in excess of par value                                    3,499               --        3,499
Retained earnings                                                11,586        D     426       12,012
ESOP-related accounts                                              (294)              --         (294)
Treasury stock                                                   (2,789)              --       (2,789)
Accumulated other comprehensive loss:
Cumulative translation adjustments                               (2,892)              --       (2,892)
Unrealized investment gains, net                                    142               --          142
Minimum pension liability adjustment                                (96)              --          (96)
Unrealized hedging instrument gains                                   6               --            6
------------------------------------------------------------------------------------------------------------
Total Shareholders' Equity                                       12,390              426       12,816
------------------------------------------------------------------------------------------------------------
Total Liabilities And Shareholders' Equity                      $22,377           $  536      $22,913
------------------------------------------------------------------------------------------------------------

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS

A - To adjust for the receipt of $671 for Pharamacia's interest on April 16, 2002 and the payment of $135 for the settlement of balances payable to Sanofi.

B - To reflect estimated taxes due on the gain for the sale of Pharmacia's interest at December 31, 2001.

C - To adjust for the amounts payable to Sanofi net of the equity in the product rights.

D  - To adjust for the retained earnings effect of the aforementioned balance sheet items as follows:
     Pre-tax gain                                                $ 664
     Estimated income tax payable at December 31, 2001            (238)
                                                                 ------

                                                        Total    $ 426
                                                                 =====


                              PHARMACIA CORPORATION
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                  (DOLLARS IN MILLIONS, EXCEPT PER-SHARE DATA)


                                                                Pharmacia        Pro Forma
                                                                 Actual         Adjustments    Pro Forma
--------------------------------------------------------------------------------------------------------------
Net Sales                                                       $13,837         A   $(907)      $12,930

Cost of products sold                                             2,949         B    (218)        2,731
Research and development                                          2,263                --         2,263
Selling, general and administrative                               6,034         C     (36)        5,998
Amortization of goodwill                                            103                --           103
Merger and restructuring                                            673                --           673
Interest expense                                                    255                --           255
Interest income                                                    (110)               --          (110)
All other, net                                                       83         D    (220)         (137)
Provision for income taxes                                          296         E    (164)    F     132
--------------------------------------------------------------------------------------------------------------
Earnings from continuing operations                             $ 1,291             $(269)      $ 1,022
--------------------------------------------------------------------------------------------------------------

Earnings from continuing operations per common share:

Basic earnings from continuing operations                       $  0.98         G               $  0.78
Diluted earnings from continuing operations                        0.97         G                  0.77
Total shares (in millions):
         Basic                                                    1,298                           1,298
         Diluted                                                  1,322                           1,322
--------------------------------------------------------------------------------------------------------------

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS

A - To adjust for net sales of AMBIEN of $902 and KERLONE of $5 for the year ended December 31, 2001.

B - To adjust for cost of products sold of AMBIEN of $217 and $1 of KERLONE for the year ended December 31, 2001.

C - To adjust for promotional expenses of $29 and distribution costs of $7 for the year ended December 31, 2001.

D - To adjust for net payments made to Sanofi for the year ended December 31, 2001.

E - Taxes have been estimated at 38 percent based on U.S. federal and state statutory rates for earnings from continuing operations associated with AMBIEN and KERLONE.

F - As a result of adjusting the tax provision as described in Note E, the pro forma consolidated statement of earnings reflects an effective tax rate of approximately 11 percent. However, the company believes that this rate is not indicative of current operations and expects an effective rate of approximately 25 percent to be realized during the fiscal year ending 2002.

G  - Earnings from continuing operations per common share:

Basic earnings per share (EPS) is computed by dividing the earnings measure by the weighted average number of shares of common stock outstanding. Diluted EPS is computed assuming the exercise of stock options, conversion of preferred stock and the issuance of stock as incentive compensation to certain employees. Also in the diluted computations, earnings from continuing operations and net earnings are reduced by an incremental contribution to the Employee Stock Ownership Plan (ESOP). This contribution is the after-tax difference between the income the ESOP would have received in preferred stock dividends and the dividend on the common shares assumed to have been outstanding. The assumed conversion of stock options having an exercise price higher than the weighted average market price of the underlying share is not taken into account in the diluted EPS computation as the effect would be antidilutive. The following table reconciles the numerators and denominators of the basic and diluted earnings per share computations.

                                                                 2001 Basic                2001 Diluted
                                                            --------------------     ---------------------
(Share amounts in millions)                                 Actual     Pro forma      Actual     Pro forma
----------------------------------------------------------------------------------------------------------
EPS numerator:
Earnings from continuing operations                         $1,291       $1,022      $1,291       $1,022
Less:  Preferred stock dividends, net of tax                   (13)         (13)         --           --
Less:  ESOP contribution, net of tax                            --           --          (8)          (8)
                                                            ----------------------------------------------
Earnings from continuing operations
       available to common shareholders                     $1,278       $1,009      $1,283       $1,014
                                                             ---------------------------------------------
EPS denominator:
Average common shares outstanding                            1,298        1,298       1,298        1,298
Effect of dilutive securities:
   Stock options and stock warrants                             --           --          12           12
   Convertible instruments and incentive compensation           --           --          12           12
                                                            ----------------------------------------------
Total shares                                                 1,298        1,298       1,322        1,322
                                                            ----------------------------------------------
       Earnings from continuing operations per share        $ 0.98       $ 0.78      $ 0.97       $ 0.77

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        PHARMACIA CORPORATION
                                        (Registrant)


Date: April 30, 2002                    /s/  R.G. THOMPSON
                                        ---------------------
                                        R.G. Thompson
                                        Senior Vice President
                                        and Corporate Controller